Exhibit 99.1

Code Chain New Continent Limited Announces the Closing of $25 Million Registered Direct Offering

NEW YORK, Feb. 22, 2021 -- Code Chain New Continent Limited (the "Company" or "Code Chain") (NASDAQ: CCNC), a leading eco-technology company, today announced that it closed a previously announced registered direct offering with certain institutional investors, raising approximately $25 million in gross proceeds, before deducting placement agent fees and other estimated offering expenses. The offering consists of the sale of 4,166,666 shares of the Company’s common stock, registered warrants to purchase up to an aggregate of 1,639,362 shares of commons stock, and unregistered warrants to purchase up to an aggregate of 2,527,304 shares of common stock, at combined per share purchase price of $6.00.

The net proceeds from this offering will be used for working capital and general business purposes.

Univest Securities, LLC acted as sole placement agent for this offering. Ortoli Rosenstadt LLP served as counsel to the Company, and Sullivan & Worcester LLP served as counsel to the placement agent in connection with the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-232316) previously filed and declared effective by the U.S. Securities and Exchange Commission (SEC) on July 8th, 2019. The offering of the Shares and the Registered Warrants will be made only by means of a prospectus supplement describing the terms of the proposed offering, will be filed with the SEC and can be obtained on the SEC’s website at http://www.sec.gov when available.

For further details of this transaction please see the Current Report on Form 8-K filed with the SEC on February 18, 2021 which may be viewed at www.sec.gov.

About Code Chain New Continent Limited

Founded in 2009, Code Chain New Continent Limited engages in the research, development, and sale of solid waste recycling systems for the mining and industrial sectors, the wholesale and sale of fuel materials, harbor cargo handling services and production and sales of coating materials in the PRC. It provides end-users in these markets with a clean alternative to traditional waste disposal by significantly reducing solid waste discharge into the environment and enabling such users to extract value from valuable metals and other industrial waste materials. Upon completion of Sichuan Wuge Network Games Co., Ltd. ("Wuge"), the Company has also diversified its business. Wuge was established in 2019 and is still in this early developing stage. Wuge produced electronic tokens that combine the five-W elements (when, where, who, why, what), geographic location via the Beidou satellite system and identity information using Code Chain technology. The electronic tokens are unique, tradable, and inheritable digital assets and cannot be tampered. The electronic tokens are based on and stored in the Code Chain system and can be used to monitor and document all kinds of consumer behaviors that involve code-scanning.

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements may include, but are not limited to, statements containing words such as "may," "could," "would," "plan," "anticipate," "believe," "estimate," "predict," "potential," "expects," "intends", "future" and "guidance" or similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to change at any time. These forward-looking statements are based upon management's current expectations and are subject to a number of risks, uncertainties and contingencies, many of which are beyond the Company's control that may cause actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's public filings with the Securities and Exchange Commission, including the Company's annual report on 10-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable law.